UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 7, 2008

Inform Worldwide Holdings, Inc.
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(Exact name of registrant as specified in its charter)
Florida                                                      0-29994                                           20-3379902
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(State or other jurisdiction of jurisdiction)  (Commission File Number)    (IRS Employer Identification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

N/A
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2008, Inform Worldwide Holdings, Inc. and its affiliates and subsidiaries (collectively, the “Company”) entered into a services agreement (the “Agreement”) with Medical Audit Resources, Inc. (“MARSI”).

Pursuant to the Agreement, the Company engaged MARSI to provide advice and assistance to the Company with respect to coding, quality of care, and physician documentation. The services to be provided by MARSI include review of the Company’s medical record and physician documentation practices, physician review and education, and related areas.  The Company agreed to cooperate with MARSI so that MARSI is able to perform its review and follow MARSI’s recommendations after proper discussion and agreement.

Pursuant to the Agreement, MARSI will receive from the Company a combination of contingency fee and front-end reimbursement, including a $100,000 up-front fee to be placed in escrow, $45/chart for coding review/reporting, $10/chart scanning fee, $1,500/month for physician education (approximately 6 hours per month), $10,670/month for physician review, and a final payment of 18.5% of the absolute value of MARSI recommendations, not to exceed 30% of expected recovery.

The Agreement has a term of one year, and may be terminated by either party upon 90 days written notice.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Services Agreement, dated May 7, 2008, by and between the Company and Medical Audit Resources, Inc.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 INFORM WORLDWIDE HOLDINGS, INC.

        By:   /s/ Ashvin Mascarenhas
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Name:  Ashvin Mascarenhas
                       Title:  CEO

Date:           May 9, 2008